Exhibit 99.1

NEWS RELEASE

Tradeweb Markets Appoints Jacques Aigrain and Rana Yared

as Independent Directors

NEW YORK – July 7, 2022 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today announced that Jacques Aigrain and Rana Yared will join its board as independent directors, effective August 1, 2022. Mr. Aigrain will chair the Compensation Committee and serve as a member of the Nominating & Governance Committee. Ms. Yared will serve as a member of the Audit Committee.

Mr. Aigrain brings more than 30 years of financial services expertise and leadership experience to Tradeweb’s board, including seven years as an advisor at Warburg Pincus LLC and nine years at Swiss Re where he was CEO from 2006 to 2009. Prior to Swiss Re he spent 20 years in global leadership roles at JP Morgan Chase & Co. in New York, London and Paris. Mr. Aigrain currently serves as chairman of the board of LyondellBasell NV, chairman of Singular Bank S.A.U. and director of Clearwater Analytics. He previously held board positions at WPP plc, London Stock Exchange Group plc, LCH Clearnet Group Ltd, Lufthansa AG, Resolution Ltd, Swiss International Airlines AG, and the Qatar Financial Authority. He holds a doctorate in Economics from Université Paris-Sorbonne and a master’s in Economics from Université Paris Dauphine – PSL.

Ms. Yared is a General Partner at Balderton Capital, a leading venture capital investor focused on European founders with global ambitions from seed to exit. She joined Balderton in 2020 following 14 years at Goldman Sachs, where she was a Partner in the Principal Strategic Investments Group and later in GS Growth. Ms. Yared currently holds board positions at The Penn Fund and Wabash College. This appointment marks Ms. Yared’s return to Tradeweb’s board, having previously served as a director for five years prior to the company’s 2019 IPO. She formerly held board positions at NAV, Vestwell, New York Shipping Exchange and SwapClear. She holds a Bachelor of Science from the Wharton School and a Bachelor of Arts in International Relations, both from the University of Pennsylvania, as well as a Master of Science from the London School of Economics.

Lee Olesky, Chairman and CEO of Tradeweb, commented: “Jacques and Rana are excellent additions to the Tradeweb board, each with a unique background that complements our focus on strong governance. Jacques has wide-ranging experience in global financial services, both as an executive and board member. Rana knows Tradeweb’s business well, having worked with the executive management team as a board member for five years, and she brings exceptional experience helping companies to scale. We are thrilled to have her back on the board.”

Billy Hult, President and CEO-Elect of Tradeweb, commented: “As Tradeweb positions itself for the next phase of growth, the breadth and depth of directors is important to the success of our management team and our company. Rana is a veteran investor with a tremendous track record in the fintech space, while Jacques brings valuable perspectives on client management, market operations, strategy and governance. We are excited to welcome Rana and Jacques to the Tradeweb board.”

About Tradeweb Markets

Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $1 trillion in notional value traded per day over the past four quarters. For more information, please go to www.tradeweb.com.

Media contact	Investor contact
Daniel Noonan, Tradeweb +1 646 767 4677	Ashley Serrao, Tradeweb +1 646 430 6027
Daniel.Noonan@Tradeweb.com	Ashley.Serrao@Tradeweb.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our outlook and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.

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